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                                                            Exhibit 23(a)



                   Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement on Form S-2, as amended, (No. 333-49005) and related Prospectus of Richardson Electronics Ltd. incorporated by reference in this Registration Statement on Form S-2 for the registration of 690,000 shares of its common stock and to the inclusion of and incorporation by reference in the Registration Statement on Form S-2, as amended, (No. 333-49005) of our report dated July 8, 1997 (except for "Earnings per Share" in Note A as to which the date is February 28, 1998) with respect to the consolidated financial statements of Richardson Electronics Ltd. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1997 and the related schedule included therein, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP


Chicago, Illinois
April 28, 1998